UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 7, 2005

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20242	13-3845162

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code	(212) 600-6000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a)      Merger Agreement

          On January 7, 2005, iVillage Inc., or iVillage, entered into a Stock Exchange and Merger Agreement, or the Merger Agreement, with Healthology, Inc., or Healthology, Virtue Acquisition Corporation, a Delaware corporation and subsidiary of iVillage, Dr. Steven Haimowitz, a former co-founder, Chief Executive Officer and common stockholder of Healthology, individually and as Stockholders’ Agent, and the other Healthology stockholders listed in the Merger Agreement, providing for the acquisition of Healthology by iVillage (the “Transaction”). The terms and conditions of the Merger Agreement are discussed in Item 2.01 below.

(b)      Employment Agreement

         On January 7, 2005, iVillage, through its wholly owned subsidiary Healthology, entered into an employment agreement and non-competition, non-disclosure and assignment of inventions agreement with Dr. Steven Haimowitz, appointing Dr. Haimowitz as the President of Healthology in connection with the acquisition of Healthology described above and below in Item 2.01. These two agreements between iVillage and Dr. Haimowitz are referred to as the “Employment Agreement” in this Item 1.01. The Employment Agreement provides for an annual salary of $300,000, has a term of two years and provides for severance payments if Dr. Haimowitz is terminated without cause within two years of the date of the agreement or resigns for good reason. The severance payments are equal to the greater of 100% of Dr. Haimowitz’s annual salary, or the salary for the period remaining in the two year Employment Agreement. The Employment Agreement provides that Dr. Haimowitz is an at will employee. In connection with the acquisition of Healthology, Dr. Haimowitz was granted options to purchase 125,000 shares of iVillage common stock. The options vest as follows: 25% on the first anniversary of the grant date and the remaining 75% ratably on a quarterly basis over the three years thereafter. The options granted to Dr. Haimowitz were granted under the Healthology, Inc. stock option plan and related employee, non-qualified option agreement, which are attached hereto as Exhibit 99.1 and Exhibit 99.2.

          “Cause” for Dr. Haimowitz’s termination of employment shall mean Dr. Haimowitz: (a) has materially breached a material provision of the Employment Agreement; (b) has engaged in continuous, gross neglect of his duties as an executive of Healthology; (c) has committed an act of gross negligence or gross misconduct, including, without limitation, his theft, misuse or unauthorized disclosure of proprietary information; and (d) is convicted of a felony or a crime involving moral turpitude. “Good Reason” for Dr. Haimowitz’s termination shall mean: (a) without his prior written consent, the assignment to Dr. Haimowitz of any duties materially inconsistent with the his position, duties, responsibilities and status with Healthology as set forth in the Employment Agreement; (b) without Dr. Haimowitz’s consent, a reduction by iVillage of Dr. Haimowitz’s base salary; (c) iVillage requiring Dr. Haimowitz to be based anywhere other than within 40 miles from the current principal offices of iVillage, except for required travel on Healthology’s, iVillage’s or an affiliate’s business to an extent substantially consistent with Dr. Haimowitz’s present business travel obligations; or; (d) any other material breach of a material provision of the Employment Agreement by Healthology.

Item 2.01 Completion of Acquisition or Disposition of Assets.

          As referenced in Item 1.01 above, on January 7, 2005, iVillage acquired Healthology, a producer and distributor of physician-generated video- and article-based health and medical information on the Internet, pursuant to the Merger Agreement among Healthology, Virtue Acquisition Corporation, Steven Haimowitz, a former co-founder, Chief Executive Officer and common stockholder of Healthology, individually and as Stockholders’ Agent, and the other Healthology stockholders listed in the Merger Agreement. The Transaction was structured as a stock exchange and merger with the holders of Healthology Common Stock, Series A Preferred Stock and Series B Preferred Stock receiving cash in exchange for their shares, and Dr. Haimowitz and one other stockholder exchanging a portion of their Healthology common shares for 188,561 shares of iVillage common stock valued at $5.98 per share. The acquisition of Healthology became effective on January 7, 2005.

          The Transaction consideration was equal to an aggregate of $17.2 million. iVillage paid approximately $15.5 million of the $17.2 million in cash, and approximately $1.7 million through the issuance of 188,561 shares of iVillage common stock valued at $5.98 per share.

          Under the Merger Agreement, $1,720,000 of the aggregate Transaction consideration payable to the Healthology common stockholders is being held in escrow pursuant to the terms of an escrow agreement among iVillage, Dr. Haimowitz, individually and as Stockholders’ Agent, and the Healthology common stockholders party thereto. The $1,720,000 escrow amount is available to iVillage to satisfy claims for damages under the Merger Agreement. Up to $592,023 of the $1,720,000 escrow amount may be released to the Healthology common stockholders 18 months following the Transaction closing, and the remainder, if any, two years following the Transaction closing, in each case so long as there is not a pending claim against the escrow pursuant to the indemnification provisions of the Merger Agreement.

          The foregoing summary of the Merger Agreement is incomplete. It is qualified in its in entirety by the text of the Merger Agreement, which is attached hereto as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure.

          On January 10, 2005, iVillage issued a press release announcing the acquisition of Healthology, its 2005 business outlook and certain other information. A copy of iVillage’s press release announcing this acquisition, outlook and certain other information is attached as Exhibit 99.4 hereto.

          The information in this Item 7.01 and the Exhibit attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

          (a) Any required historical financial statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

          (b) Any required pro forma financial information statements will be filed with an amendment hereto within seventy-one (71) calendar days after the date that this initial report on Form 8-K must be filed.

          (c) Exhibits.

2.1	Stock Exchange and Merger Agreement, dated as of January 7, 2005 (Schedules and exhibits listed in the table of contents for this agreement have been omitted. Copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request.).

99.1	Healthology, Inc. Stock Option Plan.

99.2	Healthology, Inc. Employee Non-Qualified Option Agreement.

99.3	Healthology, Inc. Consultant Non-Qualified Option Agreement.

99.4	Press Release dated January 10, 2005 by iVillage Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVILLAGE INC.

By:	/s/	Steven A. Elkes

Steven A. Elkes
Chief Financial Officer &
Executive Vice President,
Operations & Business Affairs

Dated: January 13, 2005

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Exchange and Merger Agreement, dated as of January 7, 2005 (Schedules and exhibits listed in the table of contents for this agreement have been omitted. Copies thereof will be furnished to the Securities and Exchange Commission supplementally upon request.).

99.1	Healthology, Inc. Stock Option Plan.

99.2	Healthology, Inc. Employee Non-Qualified Option Agreement.

99.3	Healthology, Inc. Consultant Non-Qualified Option Agreement.

99.4	Press Release dated January 10, 2005 by iVillage Inc.